Exhibit 99.1

{LOGO]
Gentiva(sm)
HEALTH SERVICES
--------------------------------------------------------------------------------

Press Release

Financial and Investor Contact:     John R. Potapchuk
                                    (631) 501-7035
                                    john.potapchuk@gentiva.com

Media Contact:                      Kris Garland
                                    (631) 501-7484
                                    kristine.garland@gentiva.com

FOR IMMEDIATE RELEASE
---------------------

           Gentiva Health Services Reports First Quarter 2003 Results

Highlights Include First Quarter Revenue Growth of 4.8% and Diluted EPS of $0.19

Melville, N.Y., May 6, 2003--Gentiva Health Services, Inc. (Nasdaq: GTIV), the nation's leading provider of home health services, today announced its first quarter 2003 financial results, highlighted by higher quarterly revenues, diluted earnings per share (EPS) of $0.19 and a strong balance sheet with quarter end cash items and short-term investments of $106 million.

Net revenues for the quarter grew by 4.8% to $202.0 million, compared with $192.8 million on a continuing operations basis for the first quarter of 2002. Revenue growth was reported in each major payor group, driven in particular by the Company's commercial insurance business, which grew from both existing contracts and new contracts that were signed in early 2003.


              3 Huntington Quadrangle, 2S, Melville, NY 11747-8903

"The quarter's performance was driven by a combination of net revenue growth, gross margin improvement, operating expense control and positive results from our sales investments," commented Ron Malone, chairman and chief executive officer of Gentiva Health Services. For the first quarter of 2003, net income was $5.2 million, or $0.19 per share, compared with a net loss of $209.2 million, or $8.10 per share, for the corresponding period of 2002. Total company net loss in the first quarter of 2002 included a loss from continuing operations of $25.9 million, or $1.00 per share, income from discontinued operations, net of tax, of $7.2 million, or $0.28 per share, and a loss relating to the cumulative effect of an accounting change, net of tax, of $190.5 million, or $7.38 per share.

Discontinued operations reported in the 2002 period included the operating results of the Specialty Pharmaceutical Services (SPS) business, which was sold to Accredo Health, Incorporated on June 13, 2002. The cumulative effect of the accounting change, which reflects the net write-off of substantially all of the Company's goodwill, represented the non-cash charge resulting from the adoption of FAS 142 (Goodwill and Other Intangible Assets) during the first quarter of 2002.

The Company also reaffirmed its revenue guidance for 2003 in a range of $800 to $820 million. In addition, the Company announced that it now anticipates its effective tax rate for 2003 to be at the lower end of the previously guided range of 10% to 15% of pre-tax income. As a result, the Company is adjusting its 2003 earnings per share guidance for reporting purposes from a range of $0.63 to $0.73 per diluted share to a range of $0.67 to $0.73 per diluted share as a result of using a lower tax rate.

Non-GAAP Financial Measures

The information provided in following tables includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) rules. In accordance with SEC rules, the Company has provided, in the supplemental information and the footnotes to the tables, a reconciliation of those measures to the most directly comparable GAAP measures.

Conference Call and Webcast Details

The Company will comment further on its first quarter 2003 earnings and revenue guidance in its previously announced quarterly conference call and live webcast. The conference call and webcast will be held this morning, May 6, 2003, at 10:00 a.m. Eastern Daylight Time. To participate in the call from the United States or Canada, dial: (612) 326-1003. The webcast is an audio only, one-way event. Listeners of the webcast who have questions must phone into the conference call. To hear the webcast, log onto http://www.gentiva.com/investor/events.asp. This press release is also accessible at the same link, and a transcript of the conference call will also be available there within 24 hours of the call.

About Gentiva Health Services

Gentiva Health Services (Nasdaq: GTIV) is the nation's leading home health services provider. Gentiva serves patients directly through more than 200 community locations and through CareCentrix, which manages home health care services for many major managed care organizations throughout the United States. The Company is a single source for skilled nursing; physical, occupational, speech and neuro-rehabilitation services; social work, nutrition and disease management education and help with daily living activities, as well as other therapies and services. The Company brings home health care services to approximately half a million patients each year. Gentiva's revenues are generated from commercial insurance, federal and state government programs and individual consumers. For more information, visit Gentiva's web site, www.gentiva.com.

Forward-Looking Statement

Certain statements contained in this news release, including, without limitation, statements containing the words "believes," "anticipates," "intends," "expects" and similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon the Company's current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions; demographic changes; changes in, or failure to comply with, existing governmental regulations; legislative proposals for health care reform; changes in Medicare and Medicaid reimbursement levels; effects of competition in the markets the Company operates in; liability and other claims asserted against the Company; ability to attract and retain qualified personnel; availability and terms of capital; loss of significant contracts or reduction in revenues associated with major payor sources; ability of customers to pay for services; a material shift in utilization within capitated agreements; and changes in estimates and judgments associated with critical accounting policies. For a detailed discussion of these and other factors that could cause actual results to differ from those contained in this news release, please refer to the Company's various filings with the Securities and Exchange Commission (SEC), including the "risk factors" section contained in the Company's annual report on Form 10-K for the year ended December 29, 2002.

                                      -end-


      (in 000's, except per share data)                                        1st Quarter
                                                                               -----------
                                                                            2003          2002
                                                                            ----          ----
Statement of Operations
      Net revenues                                                        $202,016     $ 192,799
      Cost of services sold                                                133,250       129,186
                                                                          ----------------------
      Gross profit                                                          68,766        63,613
      Selling, general and administrative expenses                         (61,253)      (60,862)
      Depreciation and amortization                                         (1,745)       (1,927)
                                                                          ----------------------
      Operating income                                                       5,768           824
      Interest income, net                                                      43           196
                                                                          ----------------------
      Income before income taxes from continuing operations                  5,811         1,020
      Income tax expense                                                       610        26,934
                                                                          ----------------------
      Income (loss) from continuing operations                               5,201       (25,914)
      Discontinued operations, net of tax                                       --         7,188
                                                                          ----------------------
      Income (loss) before cumulative effect of accounting change            5,201       (18,726)
      Cumulative effect of accounting change, net of tax                        --      (190,468)
                                                                          ----------------------
      Net income (loss)                                                   $  5,201     $(209,194)
                                                                          ======================

Earnings per Share
   Basic:
      Income (loss) from continuing operations                            $   0.19     $   (1.00)
      Discontinued operations, net of tax                                       --          0.28
      Cumulative effect of accounting change, net of tax                        --         (7.38)
                                                                          ----------------------
      Net income (loss)                                                   $   0.19     $   (8.10)
                                                                          ======================

      Average shares outstanding                                            26,696        25,842
                                                                          ======================

   Diluted:
      Income (loss) from continuing operations                            $   0.19     $   (1.00)
      Discontinued operations, net of tax                                       --          0.28
      Cumulative effect of accounting change, net of tax                        --         (7.38)
                                                                          ----------------------
      Net income (loss)                                                   $   0.19     $   (8.10)
                                                                          ======================

      Average shares outstanding                                            27,752        25,842
                                                                          ======================


Balance Sheet
   ASSETS                                                             Mar 30, 2003  Dec 29, 2002
                                                                      ------------  ------------
      Cash, cash equivalents and restricted cash                          $ 96,031     $ 101,241
      Short-term investments                                                10,000            --
      Net receivables                                                      128,406       125,078
      Prepaid expenses and other current assets                              6,866        10,534
                                                                          ----------------------
           Total current assets                                            241,303       236,853

      Fixed assets                                                          13,532        13,025
      Other assets                                                          14,337        14,553
                                                                          ----------------------
          Total assets                                                    $269,172     $ 264,431
                                                                          ----------------------

   LIABILITIES AND SHAREHOLDERS' EQUITY
      Accounts payable                                                    $ 18,078     $  16,865
      Payroll and related taxes                                             10,204        12,377
      Medicare liabilities                                                  12,141        11,880
      Cost of claims incurred but not reported                              30,249        27,899
      Obligations under insurance programs                                  38,216        37,829
      Other accrued expenses                                                23,873        25,664
                                                                          ----------------------
           Total current liabilities                                       132,761       132,514

      Other liabilities                                                     17,448        18,869
      Shareholders' equity                                                 118,963       113,048
                                                                          ----------------------
           Total liabilities and shareholders' equity                     $269,172     $ 264,431
                                                                          ======================

      Common shares outstanding                                             26,756        26,385
                                                                          ======================

                                                                                1st Quarter
                                                                                -----------
                                                                            2003           2002
                                                                            ----           ----
Supplemental Information

        Net Revenues:

      Medicare                                                            $ 42,568     $  42,168
      Medicaid and Other Government                                         42,345        41,885
      Commercial Insurance and Other                                       117,103       108,746
                                                                          ----------------------
           Total net revenues                                             $202,016     $ 192,799
                                                                          ======================

      Income (loss) from Continuing Operations- As Reported               $  5,201     $ (25,914)
      Add: income tax expense - As Reported (2)                                610        26,934
                                                                          ----------------------
      Income before income taxes from continuing operations                  5,811         1,020
      Less: income tax expense - At assumed 39% rate                        (2,266)         (398)
                                                                          ----------------------
      Income from Continuing Operations - Pro Forma                       $  3,545     $     622
                                                                          ======================

      Average shares outstanding - As Reported                              27,752        25,842
      Add: common stock equivalents (3)                                        --          1,254
                                                                          ----------------------
      Average shares outstanding - Pro Forma                                27,752        27,096
                                                                          ======================

      Diluted Earnings per Share

      Income (Loss) from Continuing Operations - As Reported              $   0.19     $   (1.00)
                                                                          ======================
      Income from Continuing Operations - Pro Forma                       $   0.13     $    0.02
                                                                          ======================

Notes:

1) Although Income from Continuing Operations - Pro Forma, is a non-GAAP financial measure, management believes that the presentation of income from continuing operations as calculated using an effective tax rate of 39% is a useful adjunct to Income (Loss) from Continuing Operations - As Reported under GAAP because it measures the Company's performance in a consistent manner between the results for the first quarter of fiscal 2003 and fiscal 2002. In addition, Income from Continuing Operations - Pro Forma facilitates comparison between Gentiva and other companies. Furthermore, due to the unusual historical relationship between income tax expense and income before income taxes from continuing operations, the presentation of Income from Continuing Operations - Pro Forma incorporates an effective tax rate, which may be more representative of the Company's normalized rate. For these reasons, management believes that Income from Continuing Operations - Pro Forma is useful to investors. Investors should not view Income from Continuing Operations - Pro Forma as an alternative to the GAAP measure of Income (Loss) from Continuing Operations as a measure of performance.

2) For the first quarter of 2003, income tax expense approximated $0.6 million, representing an effective tax rate of 10.5%. The estimated income tax expense was comprised of state income and federal alternative minimum taxes. The effective tax rate was lower than the statutory tax rate due to the reversal of a portion of the valuation allowance relating to the realization of tax benefits associated with a net operating loss carry forward and other net deferred tax assets. During the first quarter of 2002, income tax expense relating to continuing operations was $26.9 million, which reflects the establishment of a valuation allowance against certain deferred tax assets that were recorded with the adoption of FAS No. 142 and the subsequent write-off of goodwill; the corresponding tax benefit for the same amount was recorded in the cumulative effect of accounting change line during the 2002 period.

3) The computation of diluted earnings per share for the Company's Income from Continuing Operations - Pro Forma for the first quarter of 2002 includes the effect of an incremental 1,254,000 shares that would be issuable upon the assumed exercise of stock options under the treasury stock method. For purposes of the computation of diluted earnings (loss) per share for the Company's Income
(Loss) from Continuing Operations - As Reported for 2002, these incremental shares were excluded, since their inclusion would be antidilutive on earnings.